                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   FORM 8-K/A
                                (AMENDMENT NO. 1)

                    Current Report Pursuant to Section 13 or
                  15(d) of the Securities Exchange Act of 1934

                                  July 1, 2001
                Date of Report (Date of Earliest Event Reported)

                            ATMOS ENERGY CORPORATION
             (Exact Name of Registrant as Specified in its Charter)

    TEXAS AND VIRGINIA               1-10042                     75-1743247
----------------------------       ------------              -------------------
(State or Other Jurisdiction       (Commission                (I.R.S. Employer
    of Incorporation or            File Number)              Identification No.)
      Organization)

  1800 THREE LINCOLN CENTRE,
5430 LBJ FREEWAY, DALLAS, TEXAS                                     75240
-------------------------------                                   ----------
    (Address of Principal                                         (Zip Code)
      Executive Offices)

                                 (972) 934-9227
              ----------------------------------------------------
              (Registrant's Telephone Number, Including Area Code)

                                 Not Applicable
          -------------------------------------------------------------
          (Former Name or Former Address, if Changed Since Last Report)

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

     (a) Financial Statements of Businesses Acquired:

         The following financial statements of the Louisiana Gas Division of Citizens Communications Company are filed with this report:

               Audited Combined Financial Statements as of and for the Years Ended December 31, 2000 and 1999

               Unaudited Condensed Combined Financial Statements as of and for the six months ended June 30, 2001

     (b) Pro Forma Financial Information:

         The following unaudited pro forma condensed financial statements are filed with this report:

               Pro Forma Condensed Balance Sheet as of June 30, 2001    Page F-1

               Pro Forma Condensed Statements of Income for the Fiscal
               Year Ended September 30, 2000                            Page F-3

               Pro Forma Condensed Statements of Income for the Nine
               Months Ended June 30, 2001                               Page F-4

         Description of the Transaction and Pro Forma Financial Statements:

         Effective July 1, 2001, the Registrant acquired the assets of the Louisiana Gas Service Company division ("LGS") of Citizens Communications Company (formerly known as Citizens Utilities Company, "Citizens") as well as the assets of LGS Natural Gas Company ("LGSN"), a wholly-owned subsidiary of Citizens (collectively, the "Acquisition").

         The purchase price of approximately $365 million, paid in cash, was determined through arms-length negotiations between the parties. Prior to the acquisition, the Registrant had no material relationship with Citizens. The Registrant financed the acquisition primarily through the offer and sale of its Senior Notes in the cumulative amount of $350 million on May 22, 2001.

         The assets acquired from Citizens consist of the property, plant and equipment and certain other assets and the assumption of certain liabilities used in Citizens' regulated natural gas sales and distribution business in the State of Louisiana, as well as Citizens' unregulated natural gas-related operations in the State of Louisiana.

         Effective July 1, 2001, the Registrant combined the assets and operations of the former LGS division of Citizens with its then existing assets and operations in Louisiana.

         The accompanying pro forma financial statements show (1) The pro forma condensed balance sheet of the Registrant and the assets acquired and liabilities assumed in the Acquisition as of June 30, 2001 and (2) The pro forma condensed statements of income of the Registrant and the operations assumed in the Acquisition for the fiscal year ended September 30, 2000 and the nine months ended June 30, 2001.

         The pro forma combined balance sheet shows the combined balance sheet as if the Acquisition had occurred on June 30, 2001. The pro forma statements of operations show the combined operations as if the Acquisition had occurred at the beginning of each period shown. Descriptions of each pro forma adjustment are included with each pro forma financial statement.

     (c) Exhibits

         None

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                              ATMOS ENERGY CORPORATION
                                                    (Registrant)

Date: September 13, 2001               By:      /s/ F.E. MEISENHEIMER
                                           ----------------------------------
                                                  F.E. Meisenheimer
                                             Vice President and Controller
                                              (Chief Accounting Officer
                                             and duly authorized signatory)

[KPMG LOGO]

                             LOUISIANA GAS DIVISION

                       OF CITIZENS COMMUNICATIONS COMPANY


                          Combined Financial Statements

                           December 31, 2000 and 1999

                   (With Independent Auditors' Report Thereon)

                               [KPMG LETTERHEAD]


                          INDEPENDENT AUDITORS' REPORT

The Board of Directors
Citizens Communications Company:

We have audited the accompanying combined balance sheets of the Louisiana Gas Division of Citizens Communications Company as of December 31, 2000 and 1999 and the related combined statements of operations and cash flows for each of the years then ended. These combined financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these combined financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the combined financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the combined financial statements referred to above present fairly, in all material respects, the financial position of the Louisiana Gas Division of Citizens Communications Company as of December 31, 2000 and 1999 and the results of their operations and their cash flows for each of the years then ended in conformity with accounting principles generally accepted in the United States of America.


                                                       /s/ KPMG LLP

New York, New York
August 17, 2001

                             LOUISIANA GAS DIVISION
                             COMBINED BALANCE SHEETS
                           DECEMBER 31, 2000 AND 1999


                                                           2000             1999
                                                       -------------    -------------


ASSETS
Property, plant and equipment net                      $ 197,947,458      203,632,549
Current assets:
     Cash                                                    161,791             --
     Accounts receivable:
      Utilities                                           74,021,181       26,413,564
      Other                                                1,101,499          235,022
      Allowance for doubtful accounts                        (50,042)         (73,690)
     Materials and supplies                                  791,565          804,639
     Gas inventory                                         4,619,932        6,310,536
     Prepaids and other current assets                       131,166          344,225
                                                       -------------    -------------
      Total current assets                                80,777,092       34,034,296
Regulatory assets                                         15,330,472       11,999,150
Deferred gas costs                                        21,363,076       13,063,429
      Total assets                                     $ 315,418,098    $ 262,729,424
                                                       =============    =============

LIABILITIES AND PARENT FUNDING

Current liabilities:
     Long-term capital lease due within one year       $      69,626    $      64,054
     Accounts payable and accrued expenses               105,355,828       18,979,465
     Other taxes accrued                                   2,423,485          653,038
     Interest accrued                                        753,449          725,911
     Customers' deposits                                  16,179,834       15,822,986
     Other current liabilities                               407,896          417,181
                                                       -------------    -------------
      Total current liabilities                          125,190,118       36,662,635
Deferred income taxes                                     33,416,815       28,825,194
Postretirement benefit cost                               11,919,718       12,022,117
Customer advances for construction                           781,783          681,408
Contributions in aid of construction                      12,567,807       12,329,543
Long term capital lease                                      585,156          654,782
Deferred credits                                             810,833          810,047
                                                       -------------    -------------
      Total liabilities                                  185,272,230       91,985,716
                                                       -------------    -------------
Parent funding                                           130,145,868      170,743,708
                                                       -------------    -------------
      Total liabilities and parent funding             $ 315,418,098    $ 262,729,424
                                                       =============    =============



See the accompanying notes to the combined financial statements

                             LOUISIANA GAS DIVISION
                        COMBINED STATEMENTS OF OPERATIONS
                     YEARS ENDED DECEMBER 31, 2000 AND 1999


                                                         2000                1999
                                                   ---------------    ---------------

Operating revenues                                 $   220,304,274    $   166,162,737

Operating expenses:
     Natural gas purchased                             173,031,779         93,035,592
     Operating and maintenance expenses                 39,807,424         38,970,336
     Depreciation and amortization                      12,514,097         10,508,236
     Taxes other than income                             7,918,282          8,007,266
                                                   ---------------    ---------------
         Total operating expenses                      233,271,582        150,521,430
                                                   ---------------    ---------------
         Operating income (loss)                       (12,967,308)        15,641,307

Other income (expense):
     Interest expense, net                                 (68,511)          (951,726)
     Nonoperating income (expense)                         436,607          4,421,837
                                                   ---------------    ---------------
         Income (loss) before income taxes             (12,599,212)        19,111,418
Income tax expense (benefit)                            (5,167,360)         6,992,047
                                                   ---------------    ---------------

         Net income (loss)                         $    (7,431,852)   $    12,119,371
                                                   ===============    ===============

See the accompanying notes to the combined financial statements

                             LOUISIANA GAS DIVISION
                        COMBINED STATEMENTS OF CASH FLOWS
                     YEARS ENDED DECEMBER 31, 2000 AND 1999


                                                                 2000                   1999
                                                             ------------           ------------

OPERATING ACTIVITIES
     Net income (loss)                                       $ (7,431,852)           $12,119,371
     Adjustments to reconcile net income (loss)
       to net cash from operations:
       Depreciation and amortization                           12,514,097             10,508,236
       Gain on sale of assets                                    (436,607)            (3,781,296)
       Bad Debt Expense                                            25,750                   --
       Deferred income taxes and investment tax credits         4,591,631                373,298
       Changes in assets and liabilities:
          Accounts receivables                                (48,523,492)            (5,538,043)
          Materials and supplies inventory                         13,074                  2,787
          Gas inventory                                         1,690,604             (1,322,191)
          Prepaid and Other Current Assets                        213,059              1,315,872
          Regulatory assets                                    (3,331,322)              (189,146)
          Deferred gas costs                                   (8,299,647)            (8,368,376)
          Accounts payable and accrued expenses                86,376,363             (1,139,441)
          Other accrued taxes                                   1,770,447                439,077
          Interest accrued                                         27,538                 24,444
          Customers' deposits                                     356,848                464,649
          Other current liabilities                                (9,285)                45,761
          Post retirement benefit costs                          (102,399)              (194,544)
          Customer advances                                       100,375                 22,363
          Deferred credits                                            786                  6,179
       Other                                                        2,150                  1,195
                                                             ------------           ------------
       Net cash provided by operations                         39,548,118              4,790,195
                                                             ------------           ------------
INVESTING ACTIVITIES

     Capital expenditures                                     (11,805,195)           (13,395,986)
     Allowance for other funds used during construction            (2,150)                (1,195)
     Proceeds from sale of assets                               3,400,000              4,698,975
     Removal cost in excess of salvage                          1,456,195               (181,791)
     Contributions in aid of construction                         238,264                178,897
                                                             ------------           ------------
       Net cash used in investing activities                   (6,712,886)            (8,701,100)
                                                             ------------           ------------
FINANCING ACTIVITIES

     Net cash flows from Citizens                             (32,609,387)              (992,402)
     Principal payments on capital leases                         (64,054)               (58,930)
                                                             ------------           ------------
       Net cash used in financing activities                  (32,673,441)            (1,051,332)
                                                             ------------           ------------
Increase (Decrease) in cash                                       161,791             (4,962,237)

Cash
     Beginning of period                                             --                4,962,237
                                                             ------------           ------------
     End of period                                           $    161,791           $       --
                                                             ============           ============


See the accompanying notes to the combined financial statements

                             LOUISIANA GAS DIVISION

                     NOTES to Combined Financial Statements
                           December 31, 2000 and 1999

(1) Summary of Significant Accounting Policies:


    (a) Description of Business:

        The accompanying combined financial statements of Louisiana Gas Division
        (LGD), of Citizens Communications Company (Citizens), include the accounts of Louisiana Gas Services Company (LGS), LGS Intrastate Company
        (LGI) and LGS Natural Gas Company (LGN). LGD is also referred to as "we", "us", "our", or "the Company" in this report.

        LGS is a division of Citizens, which provides natural gas distribution service to over 278,000 residential and commercial customers in approximately 190 communities in southeastern and northeastern Louisiana having a population of over 600,000 persons. LGI is a division of Citizens, which provides sales and transportation services to approximately 200 industrial customers. LGN is a wholly-owned subsidiary of Citizens with 3 customers, which purchases all of LGS' and LGI's supply needs for its customers and charges the cost of service back to LGS and LGI. In addition, LGS is a regulated entity governed by the Louisiana Public Service Commission (LPSC) and Federal Energy Regulatory Commission (FERC), while LGI and LGN are unregulated entities.

        On August 24, 1999, Citizens Board of Directors approved a plan of divestiture by sale of its public services businesses, which include gas, electric and water and wastewater businesses. On April 13, 2000, Citizens announced that it had agreed to sell its Louisiana Gas operations to Atmos Energy Corporation for $365,000,000 in cash less the assumption of certain liabilities. This transaction closed on July 1, 2001. The proceeds from the sale amounted to $364,400,000.

    (b) Basis of Presentation and Use of Estimates:

        As required by generally accepted accounting principles, all significant intercompany transactions between LGS, LGI and LGN have been eliminated in the accompanying combined financial statements of LGD.

        The preparation of financial statements in conformity with generally accepted accounting principles requires us to make estimates and assumptions that affect the amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from these estimates.

    (c) Revenue Recognition:

        We recognize revenues from connection services when the services are provided. Earned but unbilled revenue is accrued for and included in accounts receivable and revenue. Installation fees and related costs (up to the amount of installation revenue) are deferred and recognized over the average contract life. Installation costs in excess of installation fees are expensed when incurred.

        In December 1999, the Securities and Exchange Commission (SEC) issued Staff Accounting Bulletin 101 (SAB 101), "Revenue Recognition in Financial Statements," which provides additional guidance in applying generally accepted accounting principles for revenue recognition in consolidated financial statements. SAB 101 was effective beginning in the fourth quarter of 2000 and did not have a material impact on these financial statements.

    (d) Construction Costs and Maintenance Expense:

        Property, plant and equipment are stated at original cost, including general overhead and an allowance for funds used during construction (AFUDC) for regulated businesses and capitalized interest for unregulated businesses. The book value, net of salvage, of routine property, plant and equipment dispositions is charged against accumulated depreciated for regulated operations.

        Interest expense, net includes interest on customer deposits, interest on a capital lease, interest on deferred gas costs, and allowance for equity funds used during construction (AFUDC). AFUDC represents borrowing costs and a return on common equity of funds used to finance construction of regulated assets. AFUDC does not represent current cash earnings; however, under established regulatory rate-making practices, after the related plant is placed in service, we

                             LOUISIANA GAS DIVISION

                     Notes to Combined Financial Statements
                           December 31, 2000 and 1999

     are permitted to include in the rates charged for regulated services a fair return on and depreciation of such AFUDC included in plant in service. For the years ended December 31, 2000 and 1999 AFUDC is $2,150 and $1,195, respectively.

     Interest paid was $762,034 and $745,639 in 2000 and 1999, respectively.

(e)  Gas Inventory:

     Gas Inventory represents gas held in storage within our own facilities and within third party facilities. The inventory is determined using the weighted average cost of gas.

 (f) Regulatory Assets and Liabilities:
     Our regulated operations are subject to the provisions of Statement of Financial Accounting Standards (SFAS) No. 71, "Accounting for the Effects of Certain Types of Regulation." SFAS 71 requires regulated entities to record regulatory assets and liabilities as a result of actions of regulators.

     We continuously monitor the applicability of SFAS 71. SFAS 71 may, at some future date, be deemed inapplicable due to changes in the regulatory and competitive environments and/or a decision by LGD to accelerate deployment of new technology. If LGD were to discontinue the application of SFAS 71, LGD would be required to write off its regulatory assets and regulatory liabilities and would be required to adjust the carrying amount of any other assets, including property, plant and equipment, that would be deemed not recoverable related to those operations. LGD believes its regulated operations continue to meet the criteria for SFAS 71 and that the carrying value of its regulated property, plant and equipment is recoverable in accordance with established ratemaking practices.

     At December 31, 2000 and 1999, Regulatory Assets were $15,330,472 and $11,999,150, respectively. Of these amounts, $14,236,092 and $10,718,796 were related to the deferred income taxes (see Note (h)). The remaining $1,094,380 and $1,280,354 were related to deferred Year 2000 costs. We have received approval from the LPSC to amortize these costs over a 60 month period beginning January 1, 2001.

 (g) Impairment of Long-Lived Assets and Long-Lived Assets to Be Disposed Of:

     We adopted the provisions of SFAS No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of," on January 1, 1996. This Statement requires that long-lived assets and certain identifiable intangibles be reviewed for impairment whenever events or changes in circumstances, including the actions of regulators, indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to future net cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value. Assets to be disposed of are reported at the lower of the carrying amount or fair value less costs to sell.

 (h) Income Taxes, Deferred Income Taxes and Investment Tax Credits:

     We are included in the consolidated federal income tax return of Citizens and have recorded our tax provision on a "stand alone" basis utilizing the asset and liability method of accounting for income taxes. Accordingly, that portion of the current consolidated federal income tax liability (benefit) allocated to LGD is included in the Parent Funding account.
     Under the asset and liability method, deferred income taxes are recorded for the tax effect of temporary differences between the financial statement and the tax bases of assets and liabilities using tax rates expected to be in effect when the temporary differences are expected to turn around. Regulatory assets and liabilities (see Note 1(f)) include income tax benefits previously flowed through to customers and from the AFUDC, the effects of tax law changes and the tax benefit associated with unamortized deferred investment tax credits. These regulatory assets and liabilities represent the probable net increase in revenue that will be reflected through future ratemaking proceedings. The investment tax credits relating to regulated operations, as defined by applicable regulatory authorities, have been deferred and are being amortized to income over the lives of the related properties.

                             LOUISIANA GAS DIVISION

                     Notes to Combined Financial Statements
                           December 31, 2000 and 1999

  (i) Customer Deposits:

      Customer deposits represent amounts received from utility customers in order to provide service. Deposits are refundable upon termination of service.

  (j) Deferred Gas Costs:

      Deferred gas costs represent amounts paid for gas but not yet billed to customers under the purchased gas adjustment provisions contained in the related tariffs.

(2) Property, Plant and Equipment:

      The components of property, plant and equipment at December 31, 2000 and 1999 are as follows:


                                                                                Depreciable
                                                 2000            1999             Lives
                                           -------------    -------------       -----------

Transmission and distribution facilities   $ 280,024,686    $ 270,188,978           5-30
Administrative facilities                     51,601,227       61,895,062           3-24
Storage facilities                             7,596,837        7,596,837             20
Other                                          3,307,379        3,307,379          24-40
Intangible assets                                622,908          421,511             --
Assets held for sale                           1,390,573        1,375,713             --
Construction work in progress                    773,410        2,145,865             --
                                           -------------    -------------
                                             345,317,020      346,931,345
Less: accumulated depreciation              (147,369,562)    (143,298,796)
                                           -------------    -------------
Property, plant, and equipment, net        $ 197,947,458    $ 203,632,549
                                           =============    =============


      Assets held for sale represents the fuel cell and other minor assets which Citizens was authorized to sell prior to Closing. In accordance with FAS 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed of, assets will not be depreciated while they are held for disposal. The fuel cell in addition to other minor assets is included in Assets held for sale without being further depreciated. The net book value of the fuel cell at December 31, 2000 and 1999 is $843,858 and $828,997, respectively and is classified in property, plant, and equipment on the balance sheet.

      Depreciation expense, calculated using the straight-line method, is based upon the estimated service lives of various classifications of property, plant and equipment. For LGS, it represents a composite rate of approximately 4.1% for 2000 and 1999 of the gross depreciable property, plant and equipment excluding vehicle depreciation expense. For LGI, it represents a composite rate of approximately 8.09% and 8.49% for 2000 and 1999, respectively. For LGN, it represents a composite rate of approximately 4.93% and 4.65% for 2000 and 1999, respectively.

      For LGS, retirements, sales, and abandonments are charged to Accumulated Depreciation.

                             LOUISIANA GAS DIVISION

                     Notes to Combined Financial Statements
                           December 31, 2000 and 1999

(3)   Affiliate Transactions:

      Citizens bills us for direct costs and an allocation of direct of indirect costs. The current practice of allocating indirect costs is based on four factors: our plant assets, operating expenses, number of customers and payroll expenses. We believe that this allocation method and the resultant amounts are reasonable. In addition, we reimburse third party costs incurred by Citizens on our behalf. We believe that the amounts charged by Citizens do not exceed comparable amounts that would be charged by an unaffiliated third party. Also, we believe that the accompanying financial statements include all of our costs of doing business. Expenses charged by Citizens for the years ended December 31, 2000 and 1999 are $6,205,658 and $8,123,570, respectively. These expenses are classified in Operations and Maintenance expense on the income statement.

(4)   Contributions in Aid of Construction:

      Contributions in Aid of Construction (CIAC) represents any amount of money, services or property received by LGD from any person or governmental agency, any portion of which is provided at no cost to the utility, which represents an addition or transfer to the capital of the utility and which is utilized to offset the acquisition, improvement or construction costs of the utility's property, facilities, or equipment used to provide utility services to the public. CIAC also represents amounts transferred from Advances for Construction, representing unrefunded balances of expired contracts or discounts resulting from termination of contracts.

      CIAC is amortized over the life of the related plant and is presented as a reduction of depreciation and amortization expense. Amortization of CIAC amounted to $261,706 and $257,249 in 2000 and 1999, respectively. CIAC is shown gross of amortization on the financial statements. Accumulated amortization of contributions at December 31, 2000 and 1999 is $9,277,263 and $9,015,557 and is included as a reduction of accumulated depreciation.

(5)   Parent Funding:

      Parent Funding represents Citizens investment in LGD, accumulated earnings of LGD and net intercompany activity with Citizens.

      Parent Funding from January 1, 1999 through December 31, 2000 consists of the following:

     Balance January 1, 1999                    $159,118,998
     Net Income                                   12,119,371
     Change In Due To (From) Parent                 (494,661)
                                                ------------
     Balance December 31, 1999                   170,743,708
     Net Loss                                     (7,431,852)
     Change In Due To (From) Parent              (33,165,988)
                                                ------------
     Balance December 31, 2000                  $130,145,868
                                                ============

      LGD is not charged interest by Citizens related to Parent Funding.

                             LOUISIANA GAS DIVISION

                     Notes to Combined Financial Statements
                           December 31, 2000 and 1999

(6)   Income Taxes:

      The provision for federal and state income taxes includes amounts both payable (receivable) currently and deferred for payment in future periods as indicated below:




                                                                   2000           1999
                                                               -----------    -----------
Current:
   Federal                                                     $(4,893,864)   $ 4,311,224
   State                                                          (766,971)       675,659
                                                               -----------    -----------
     Total current                                              (5,660,835)     4,986,883
Deferred:
   Federal                                                         649,775      1,966,407
   Investment tax credits                                         (268,059)      (279,346)
   State                                                           111,759        318,103
                                                               -----------    -----------
     Total deferred                                                493,475      2,005,164
                                                               -----------    -----------
Income taxes charged (credited) to the income statement        $(5,167,360)   $ 6,992,047
                                                               ===========    ===========

      The following is a reconciliation of the provision for income taxes at federal statutory rates to the effective rates:


                                                                   2000           1999
                                                               -----------    -----------

Income tax provision (benefit) at federal statutory rate             (35.0)%         35.0%
State income tax provisions (benefits), net of federal income
tax benefit                                                           (3.4)%          3.4%
Amortization of investment tax credits                                (2.1)%         (1.5)%
Other                                                                 (0.5)%         (0.3)%
                                                               -----------    -----------
Total                                                                (41.0)%         36.6%
                                                               ===========    ===========

      State income taxes paid were $0 for 2000 and 1999. Federal income taxes are paid by Citizens and are reflected in the account titled Parent Funding in the combined balance sheet. LGD is charged its share of taxes by Citizens and receives credit for losses through the Parent Funding account.

      The components of the net deferred tax liability at December 31, 2000 are as follows:


                                                        2000          1999
                                                    -----------   -----------


Deferred income tax liabilities:
  Property, plant and equipment basis differences   $27,694,006   $24,157,246
  Regulatory assets                                   6,200,802     5,147,351
  Other, net                                          1,441,569     1,709,884
                                                    -----------   -----------
    Total deferred income tax liabilities            35,336,377    31,014,481
                                                    -----------   -----------
Deferred income tax assets:
  Regulatory liabilities                              1,366,189     1,533,043
  Deferred investment tax credits                       553,373       656,254
                                                    -----------   -----------
    Total deferred income tax assets                  1,919,562     2,189,297
                                                    -----------   -----------
Net deferred income tax liability                   $33,416,815   $28,825,184
                                                    ===========   ===========

                             LOUISIANA GAS DIVISION

                     Notes to Combined Financial Statements
                           December 31, 2000 and 1999

(7)   Pension and Post Retirement Benefit Plans:

      LGD participates in Citizens Pension Plan (the "Pension Plan"). The Pension Plan is noncontributory and covers all employees who have met certain service and age requirements. The benefits are based on years of service and final average pay or career average pay. Contributions are made in amounts sufficient to fund the plan's net periodic pension cost while considering tax deductibility. Plan assets are invested in a diversified portfolio of equity and fixed-income securities. LGD's portion of the net periodic pension cost is allocated by Citizens and amounted to $660,736 in 2000 and $531,322 in 1999. Information about the fair value of LGD's plan assets, the components of the net periodic pension cost and the projected benefit obligation is not allocated and therefore is not available.

      LGD provides certain medical, dental and life insurance benefits for retired employees, and their beneficiaries and covered dependents. These benefits are not funded. The following table sets forth the components of the net periodic postretirement benefit costs, for the years ended December 31, 2000 and 1999:


                                                                                      2000              1999
                                                                                 --------------    --------------

                          Service cost                                           $       16,603    $       21,590
                          Interest cost                                                 910,287           814,188
                          Amortization of transition obligation                          14,014            16,512
                          Other                                                         (27,377)          (27,834)
                                                                                 --------------    --------------
                                                                                 $      913,527    $      824,456
                                                                                 ==============    ==============

      The accrual for the post retirement benefit obligation was $11,919,718 and $12,022,117 at December 31, 2000 and 1999, respectively. LGD's accumulated post retirement benefit obligation at December 31, 2000 and 1999 was $12,313,421 and $10,913,495, respectively. The Company is currently assessing the costs and benefits of alternative funding methods. For measurement purposes, the Company used a 7.5% and an 8.0% discount rate in 2000 and 1999, respectively, and a 9% annual rate of increase in the per capita cost of covered health care benefits, gradually decreasing to 5% in the year 2050 and remaining at that level thereafter. The effect of a 1% increase in the assumed health care cost trend rates for each future year on the aggregate of the service and interest cost components of the total postretirement benefit cost would be approximately $59,165 and the effect on the accumulated postretirement benefit obligation for health benefits would be $807,618. The effect of a 1% decrease in the assumed health care cost trend rates for each future year on the aggregate of the service and interest cost components of the total postretirement benefit cost would be approximately ($53,432) and the effect on the accumulated postretirement benefit obligation for health benefits would be ($732,146).

(8)   Commitments and Contingencies:

      Liabilities for loss contingencies, including environmental remediation costs, arising from claims, assessments, litigation, fines and penalties and other sources are recorded when it is probable that a liability has been incurred and the amount of the assessment can be reasonably estimated.

      LGD conducts certain of its operations in leased premises pursuant to operating leases. Future minimum rental commitments for long-term non-cancelable operating leases are as follows:

                             LOUISIANA GAS DIVISION

                     Notes to Combined Financial Statements
                           December 31, 2000 and 1999


            Year                                                 Amount
            ----                                                --------

            2001                                                $506,891
            2002                                                 104,836
            2003                                                  82,685
            2004                                                  80,785
            2005                                                  59,135
            Thereafter                                           122,720
                                                                --------
                                                                $957,052
                                                                ========

The rental expense included in the Company's results of operations for the years ended December 31, 2000 and 1999 was $587,382 and $161,566, respectively.

LGD's only capital lease is the Fuel Cell. See Property Plant and Equipment (Footnote 2). Minimum future lease payments as of December 31, 2000, for each of the next five years and in the aggregate are:


            Year                                                  Amount
            ----                                                 --------
            2001                                                 $121,797
            2002                                                  121,797
            2003                                                  121,797
            2004                                                  121,797
            2005                                                  121,797
            Thereafter                                            263,897
                                                                 --------
            Net minimum lease payments                            872,882
            Less: amount representing interest                   (218,100)
                                                                 --------
            Present value of net minimum lease payments          $654,782
                                                                 ========


Interest rate on capitalized lease is 8.37% and is imputed based on the lower of Citizen's incremental borrowing rate at the inception of the lease or the lessor's implicit rate of return.

LGD has the following approximate gas purchase commitments with third party vendors:


            Year                                                Amount
            ----                                             ------------

            2001                                             $ 95,957,000
            2002                                               64,996,000
            2003                                               24,136,000
            2004                                               14,748,000
            2005                                               14,748,000
            Thereafter                                         37,331,000
                                                             ------------
                                                             $251,916,000
                                                             ============


In November 1998, a class action lawsuit was filed in state District Court for Jefferson Parish, Louisiana, against LGN and Citizens. The lawsuit alleged that the other named defendants and we passed through in rates charged to Louisiana customers certain costs that plaintiffs contend were unlawful. The lawsuit sought compensatory damages in the amount of the alleged overcharges and punitive damages equal to three times the amount of any compensatory damages, as

                             LOUISIANA GAS DIVISION

                     Notes to Combined Financial Statements
                           December 31, 2000 and 1999

allowed under Louisiana law. In addition, the Louisiana Public Service Commission had opened an investigation into the allegations raised in the lawsuit. Without admitting any wrongdoing, we agreed to refund customers a total of $27,000,000, which represents amounts collected through our purchase gas adjustment clause, including interest for the period 1992-1997. In addition, we agreed to pay attorneys' fees to counsel representing the class action plaintiffs in both the lawsuit and the Commission investigation. The Louisiana Public Service Commission approved an agreement to settle both the Commission investigation and the class action lawsuit and concluded its investigation by order dated December 13, 2000. The District Court approved the settlement agreement and entered its order dismissing the class action on January 4, 2001.

The settlement amount of $27,000,000 has been reflected as a reduction in revenues in 2000. Legal fees of $2,700,000 are reflected in Operations and Maintenance expense for the year ended December 31, 2000.

In addition, we are party to other proceedings arising in the ordinary course of business. The outcome of individual matters is not predictable. However, we believe that the ultimate resolution of all such matters, after considering insurance coverage, will not have a material adverse effect on our financial position, results of operations, or our liquidity.

(9) Sale of Property, Plant and Equipment

(a)  Sale of Administrative Office Complexes:

     In February 2000, the Company sold its 71,750 square foot administrative office complex in Harvey, Louisiana for $3,400,000. Approximately $436,000 was reported as a gain, net of transaction costs of $427,000. The gain is reflected in non-operating income for the year ended December 31, 2000. Certain transaction costs amounting to $206,175 were incurred in 1999 in connection with the sale and are included in Prepaid and Other Current Assets at December 31, 1999.

     In November 1999, the Company sold its 17,500 square foot complex in Metairie, Louisiana for $1,800,000. Approximately $1,011,851 was recorded as a gain, net of transaction costs of $228,075. The gain is reflected in non-operating income for the year ended December 31, 1999.

(b)  Sale of Certain Non-Operating Assets:

     In November 1999, the Company sold its interest in LGN as successor to LGS Exploration, Inc. for $2,900,000. LGS Exploration, Inc. was an oil and gas exploration and development company. LGN's sole assets were royalty interest in various production properties. LGD recognized a gain on this sale of $2,541,370, net of transaction costs of $358,630. The gain is reflected in non-operating income for the year ended December 31, 1999.

                             LOUISIANA GAS DIVISION
                       OF CITIZENS COMMUNICATIONS COMPANY

                          COMBINED FINANCIAL STATEMENTS

                AS OF AND FOR THE SIX MONTHS ENDED JUNE 30, 2001

                             LOUISIANA GAS DIVISION
                       OF CITIZENS COMMUNICATIONS COMPANY

                     INDEX TO COMBINED FINANCIAL STATEMENTS

                                                                                              Page no.
                                                                                              --------

Combined Balance Sheet at June 30, 2001                                                          2

Combined Statements of Operations for the Six Months Ended June 30, 2001                         3

Combined Statements of Cash Flows for the Six Months Ended June 30, 2001                         4

                             LOUISIANA GAS DIVISION
                       COMBINED BALANCE SHEET - UNAUDITED
                                AT JUNE 30, 2001
                                  (In dollars)

ASSETS
Property, plant and equipment                            $336,045,606
    Less accum. depreciation and amortization             153,119,016
                                                         ------------
        Net property, plant and equipment                 182,926,590
                                                         ------------

Current assets
    Cash and cash equivalents                                 579,907
    Accounts receivable, net                               23,029,495
    Inventories of supplies and merchandise                   755,205
    Gas inventory                                          11,629,221
    Prepayments                                                15,659
                                                         ------------
        Total current assets                               36,009,487
                                                         ------------

Deferred charges and other assets                           3,554,335
                                                         ------------
    TOTAL ASSETS                                         $222,490,412
                                                         ============

LIABILITIES AND PARENT FUNDING
Current liabilities
    Long-term capital lease due within one year          $     72,591
    Accounts payable and accrued liabilities               15,166,695
    Taxes payable                                           8,100,570
    Customers' deposits                                    15,951,602
    Other current liabilities                               1,911,374
                                                         ------------
        Total current liabilities                          41,202,832

Deferred income taxes                                      33,214,324

Long-term capital lease                                       548,103

Deferred credits and other liabilities                     13,370,589
                                                         ------------
    Total Liabilities                                      88,335,848

Parent Funding                                            134,154,564
                                                         ------------
    LIABILITIES AND PARENT FUNDING                       $222,490,412
                                                         ============

                             LOUISIANA GAS DIVISION
                  COMBINED STATEMENTS OF OPERATIONS - UNAUDITED
                     FOR THE SIX MONTHS ENDED JUNE 30, 2001
                                  (in dollars)

Operating revenues                    $225,037,023
Purchased gas cost                     184,923,764
                                      ------------
    Gross profit                        40,113,259
                                      ------------

Operating expenses
    Operation and maintenance           18,219,705
    Depreciation and amortization        6,467,360
    Taxes, other than income             4,291,475
                                      ------------
        Total operating expenses        28,978,540
                                      ------------

Operating income                        11,134,719

Interest expense, net                      480,760
                                      ------------
Income before income taxes              10,653,959

Income tax provision                     4,581,202
                                      ------------

        Net income                    $  6,072,757
                                      ============

                             LOUISIANA GAS DIVISION
                  COMBINED STATEMENTS OF CASH FLOWS - UNAUDITED
                     FOR THE SIX MONTHS ENDED JUNE 30, 2001
                                  (in dollars)

OPERATING ACTIVITIES
    Net income                                                          $  6,072,757
    Adjustments to reconcile net income to net cash from operations
        Depreciation and amortization                                      6,467,360
        Bad debt expense                                                     422,239
        Deferred income taxes and investment tax credits                    (240,287)
        Changes in assets and liabilities:
            Accounts receivable                                           51,620,904
            Materials and supplies inventory                                  36,360
            Gas inventory                                                 (7,009,289)
            Prepaids and other current assets                                115,507
            Regulatory assets                                                136,082
            Deferred gas costs                                            33,003,131
            Accounts payable and accrued expenses                        (90,189,133)
            Accrued income taxes                                           4,281,202
            Other accrued taxes                                            1,395,883
            Interest accrued                                                (333,387)
            Customer deposits                                               (228,232)
            Other current liabilities                                      1,083,416
            Postretirement benefit costs                                     290,282
            Customer advances                                                147,140
            Deferred credits                                                (579,167)
             Other                                                               867
                                                                        ------------
        Net cash provided by operations                                    6,493,635
                                                                        ------------

INVESTING ACTIVITIES
    Capital expenditures                                                  (4,107,825)
    Allowance for other funds used during construction                          (867)
    Removal cost in excess of salvage value                                  394,689
    Contributions in aid of construction                                     123,087
                                                                        ------------
                Net cash used in investing activities                     (3,590,916)
                                                                        ------------

FINANCING ACTIVITIES
    Net cash flows from parent                                            (2,450,515)
    Principal payments on capital leases                                     (34,088)
                                                                        ------------
                Net cash used in financing activities                     (2,484,603)
                                                                        ------------

Increase in cash and cash equivalents                                        418,116

Cash and cash equivalents at beginning of period                             161,791
                                                                        ------------
Cash and cash equivalents at end of period                              $    579,907
                                                                        ============

                            ATMOS ENERGY CORPORATION
                  PRO FORMA CONDENSED BALANCE SHEET - UNAUDITED
                                AT JUNE 30, 2001
                                 (In thousands)

                                                  Atmos Energy       LGS          Pro Forma
                                                  Corporation      Division      Adjustments         Pro Forma
                                                  ------------    ----------     -----------         ----------

ASSETS
Property, plant and equipment                      $1,635,803     $  336,045     $  129,720(1)       $2,101,568
    Less accum. depreciation and amortization         634,075        153,119             --             787,194
                                                   ----------     ----------     ----------          ----------
        Net property, plant and equipment           1,001,728        182,926        129,720           1,314,374
                                                   ----------     ----------     ----------          ----------

Current assets
    Cash and cash equivalents                         424,483            580       (365,580)(2), (3)     59,483
    Accounts receivable, net                          117,928         23,030                            140,958
    Inventories of supplies and merchandise            10,490            755                             11,245
    Gas inventory                                      52,327         11,629                             63,956
    Gas contracts                                          --             --         11,699(7)           11,699
    Prepayments                                        73,912             16             --              73,928
                                                   ----------     ----------     ----------          ----------
        Total current assets                          679,140         36,010       (353,881)            361,269
                                                   ----------     ----------     ----------          ----------

Deferred charges and other assets                     191,937          3,554         49,537(4)          245,028
                                                   ----------     ----------     ----------          ----------
    TOTAL ASSETS                                   $1,872,805     $  222,490     $ (174,624)         $1,920,671
                                                   ==========     ==========     ==========          ==========

SHAREHOLDERS' EQUITY AND LIABILITIES
Shareholders' equity
    Common stock                                   $      202     $       --                         $      202
    Additional paid-in capital                        485,872             --                            485,872
    Retained earnings                                 114,486             --                            114,486
    Accumulated other comprehensive income                 44             --                                 44
    Parent funding                                         --        134,155       (134,155)(5)              --
                                                   ----------     ----------     ----------          ----------
        Shareholders' equity                          600,604        134,155       (134,155)            600,604

Long-term debt                                        700,517            548           (548)(2)         700,517
                                                   ----------     ----------     ----------          ----------
        Total capitalization                        1,301,121        134,703       (134,703)          1,301,121
                                                   ----------     ----------     ----------          ----------

Current liabilities
    Current maturities of long-term debt               16,444             73            (73)(2)          16,444
    Short-term debt                                   124,237             --                            124,237
    Accounts payable and accrued liabilities           77,903         15,167          1,150(6)           94,220
    Taxes payable                                      30,411          8,101         (8,101)(2)          30,411
    Customers' deposits                                22,689         15,952                             38,641
    Other current liabilities                          83,033          1,910             --              84,943
                                                   ----------     ----------     ----------          ----------
        Total current liabilities                     354,717         41,203         (7,024)            388,896

Deferred income taxes                                 130,135         33,214        (32,897)(2)         130,452

Deferred credits and other liabilities                 86,832         13,370             --             100,202
                                                   ----------     ----------     ----------          ----------
    SHAREHOLDERS' EQUITY AND TOTAL LIABILITIES     $1,872,805     $  222,490     $ (174,624)         $1,920,671
                                                   ==========     ==========     ==========          ==========

                            ATMOS ENERGY CORPORATION
             NOTES TO PRO FORMA CONDENSED BALANCE SHEET - UNAUDITED
                                AT JUNE 30, 2001
                                 (In thousands)

Pro Forma Adjustments:

(1) Additional valuation of assets to fair market value based on June 30, 2001 appraised values.

(2)  Eliminate assets not acquired and liabilities not assumed:

Cash and equivalents                     $   (580)
Long-term debt                                548
Current maturities of long-term debt           73
Taxes payable                               8,101
Deferred income taxes                      32,897
                                         --------
                                         $ 41,039
                                         ========

(3)  Reduce cash balance for $365 million purchase price.

(4)  Record excess purchase price over fair market value of assets acquired.

(5)  Eliminate parent funding balance.

(6) Accrue severance costs for those employees included in the plan of termination.

(7)  Revalue physical gas contracts to fair market value at June 30, 2001

                            ATMOS ENERGY CORPORATION
              PRO FORMA CONDENSED STATEMENTS OF INCOME - UNAUDITED
                  FOR THE FISCAL YEAR ENDED SEPTEMBER 30, 2000
                    (in thousands, except per share amounts)

                                         Atmos Energy      LGS          Pro Forma
                                         Corporation     Division      Adjustments        Pro Forma
                                         ------------   ----------     -----------        ----------

Operating revenues                       $  850,152     $  186,175     $       --         $1,036,327
Purchased gas cost                          524,446        112,635             --            637,081
                                         ----------     ----------     ----------         ----------
    Gross profit                            325,706         73,540             --            399,246
                                         ----------     ----------     ----------         ----------

Operating expenses
    Operation and maintenance               147,897         34,983             --            182,880
    Depreciation and amortization            63,855         12,263          4,489(1)          80,607
    Taxes, other than income                 28,638          7,947             --             36,585
                                         ----------     ----------     ----------         ----------
        Total operating expenses            240,390         55,193          4,489            300,072
                                         ----------     ----------     ----------         ----------

Operating income (loss)                      85,316         18,347         (4,489)            99,174

Miscellaneous income                         14,744          4,288             --             19,032
Interest expense (income), net               43,823            883         25,813(2)          70,519
                                         ----------     ----------     ----------         ----------
Income (loss) before taxes                   56,237         21,752        (30,302)            47,687

Income tax provision (benefit)               20,319          9,604        (11,212)(3)         18,711
                                         ----------     ----------     ----------         ----------

        Net income (loss)                $   35,918     $   12,148     $  (19,090)        $   28,976
                                         ==========     ==========     ==========         ==========

Basic net income per share               $     1.14                                       $     0.92
                                         ==========                                       ==========

Diluted net income per share             $     1.14                                       $     0.92
                                         ==========                                       ==========


Weighted average shares outstanding:
      Basic                                  31,461                                           31,461
                                         ==========                                       ==========

      Diluted                                31,594                                           31,594
                                         ==========                                       ==========

Pro Forma Adjustments:

(1) Increase in depreciation expense due to valuation of assets at fair market value.

(2) Increase interest expense to include interest on $350 million debt issue at 7 3/8 percent.

(3)  Income tax effect of pro forma adjustments at statutory rates.

                            ATMOS ENERGY CORPORATION
              PRO FORMA CONDENSED STATEMENTS OF INCOME - UNAUDITED
                     FOR THE NINE MONTHS ENDED JUNE 30, 2001
                    (in thousands, except per share amounts)

                                                  Atmos Energy        LGS            Pro Forma
                                                  Corporation       Division        Adjustments          Pro Forma
                                                  ------------     -----------      -----------         -----------

Operating revenues                                $ 1,282,163      $   306,212      $        --         $ 1,588,375
Purchased gas cost                                    972,612          271,766               --           1,244,378
                                                  -----------      -----------      -----------         -----------
    Gross profit                                      309,551           34,446               --             343,997
                                                  -----------      -----------      -----------         -----------

Gas trading margin of Woodward Marketing, LLC          (3,195)              --               --              (3,195)
                                                  -----------      -----------      -----------         -----------

Operating expenses
    Operation and maintenance                         102,140           31,658               --             133,798
    Depreciation and amortization                      47,815            9,527            3,367(1)           60,709
    Taxes, other than income                           30,395            6,211               --              36,606
                                                  -----------      -----------      -----------         -----------
        Total operating expenses                      180,350           47,396            3,367             231,113
                                                  -----------      -----------      -----------         -----------

Operating income (loss)                               126,006          (12,950)          (3,367)            109,689

Miscellaneous income                                    6,636               --               --               6,636
Interest expense (income), net                         31,295             (128)          19,360(2)           50,527
                                                  -----------      -----------      -----------         -----------
Income (loss) before taxes                            101,347          (12,822)         (22,727)             65,798

Income tax provision (benefit)                         37,701           (5,513)          (8,409)(3)          23,779
                                                  -----------      -----------      -----------         -----------

        Net income (loss)                         $    63,646      $    (7,309)     $   (14,318)        $    42,019
                                                  ===========      ===========      ===========         ===========

Basic net income per share                        $      1.71                                           $      1.13
                                                  ===========                                           ===========

Diluted net income per share                      $      1.70                                           $      1.12
                                                  ===========                                           ===========

Weighted average shares outstanding:
      Basic                                            37,318                                                37,318
                                                  ===========                                           ===========

      Diluted                                          37,422                                                37,422
                                                  ===========                                           ===========

Pro Forma Adjustments:

(1) Increase in depreciation expense due to valuation of assets at fair market value.

(2) Increase interest expense to include interest on $350 million debt issue at 7 3/8 percent.

(3)  Income tax effect of pro forma adjustments at statutory rates.